EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion of our report dated May 26, 2004, except for
Note 8, as to which the date is November 16, 2004 related to the financial statements and financial statement schedules of Golden Hand Resources Inc. (formerly Wizbang Technologies Inc. and now BrainStorm Cell Therapeutics Inc.), which appear in this Form 10-K/A.


/s/ Manning Elliott

Manning Elliott
Chartered Accountants
Vancouver, Canada
December 3, 2004